Exhibit 99-B.10

                     Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:

We consent to the references to our firm under the captions "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information and to the use of our reports dated February 3, 1999 and February 26, 1999 incorporated by reference here in this Post-Effective Amendment No. 16 to Registration Statement (File No. 333-01107) on Form N-4.


                                                          /s/ KPMG LLP

                                                          KPMG LLP

Hartford, Connecticut
August 24, 1999